                                                              Exhibit (h)(1)(ii)

                                FIRST ADDENDUM TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

         ADDENDUM, entered into this 12th day of September, 2003 by and among and CDC NVEST COMPANIES TRUST I ("Companies Trust") and CDC NVEST FUNDS TRUST I, CDC NVEST FUNDS TRUST II, CDC NVEST FUNDS TRUST III, CDC NVEST FUNDS CASH MANAGEMENT TRUST, CDC NVEST FUNDS TAX EXEMPT MONEY MARKET TRUST (collectively "CDC Nvest Trusts") and LOOMIS SAYLES FUNDS I, LOOMIS SAYLES FUNDS II (collectively "Loomis Trusts" and together with Companies Trust and CDC Nvest Trusts, the "Funds") and CDC IXIS ASSET MANAGEMENT SERVICES, INC. (the "Transfer Agent").

         WHEREAS, Companies Trust and Transfer Agent are parties to a Transfer Agency and Service Agreement dated as of September 1, 2000, ("Companies Trust Agreement") pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of Companies Trust;

         WHEREAS, CDC Nvest Trusts and Transfer Agent are parties to a Transfer Agency and Service Agreement dated as of November 1, 1999, ("CDC Nvest Trust Agreement") pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of the CDC Nvest Trusts;

         WHEREAS, Each of the Loomis Trusts and Transfer Agent are parties to a separate Transfer Agency and Service Agreement, each dated as of February 1, 2003, (collectively, "Loomis Trust Agreements", together with Companies Trust Agreement and CDC Nvest Trust Agreement, "Agreements") pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of the Loomis Trusts;

         WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each such series, together with all other series subsequently established by the Funds and made subject to the Agreements in accordance with Section 17 of the Agreements and in accordance with terms thereof, being hereinafter referred to as a "Portfolio," and collectively as the "Portfolios");

         WHEREAS, the Funds, on behalf of the Portfolios, and the Transfer Agent desire to amend the Agreements to bring the Agreement into compliance with the rules of the Securities and Exchange Commission, the Department of Treasury or any other governmental agency requiring each Fund's adoption, establishment and implementation of a customer identification program ("CIP");

          WHEREAS, the Funds and the Transfer Agent desire to amend Schedule A of each Agreement to reflect changes in Portfolios; and

         WHEREAS, the Funds, on behalf of the Portfolios, and the Transfer Agent desire to amend Schedule 3.1 of the Agreements to reflect changes in fees.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreements, pursuant to the terms thereof, as follows:

     1. Definitions. As used in this Addendum, the following terms have the following meanings:

         (A) "Fund Account" means any contractual or other business relationship between the Funds and a Fund Customer, defined below, established to effect transactions in securities issued by the Fund, including the purchase and sale of such securities.

         (B) "Fund Customer" means (i) a person that opens a new Fund Account and (ii) any individual who opens a Fund Account for (a) an individual who lacks legal capacity (such as a minor) or (b) an entity that is not a legal person (such as a civic club), but the term does not include those persons excluded from the definition of "customer" by paragraph (a)(2)(ii) of 31 CFR Part 103.131.

     2. Terms. Capitalized terms used, but not defined, herein shall have the meanings given to them in the Agreements.

     3. Customer Identification Program. On and after October 1, 2003 through the term of the Agreements, the Transfer Agent shall implement the Funds' CIP, as such program has been provided to the Transfer Agent by the Funds and as may be amended by the Funds from time to time. The Transfer Agent shall provide the Funds with reasonable access to all records related to the establishment and maintenance of Fund Accounts that have been retained in compliance with the CIP and shall take such further action as may be reasonably requested by the Funds to facilitate compliance with the CIP. The Transfer Agent shall provide adequate notice to Fund Customers that the Transfer Agent and the Funds are requesting information to verify their identities.

     4. Certification. The Transfer Agent shall certify at least annually, beginning in October 2003, to the Funds that the Transfer Agent has implemented the specific requirements of the Fund's CIP.

     5. Interpretation and Effect on Agreement. The foregoing provisions of this Addendum shall not be construed to limit the Transfer Agent's other obligations under the Agreements. The provisions of this Addendum, including without limitation the definitions of "Fund Account" and "Fund Customer," shall be interpreted in accordance with any amendment to 31 CFR Part 103.131 and any guidance issued by the Securities and Exchange Commission, the Department of Treasury or any other governmental agency.

     6. Funds. Schedule A of the Companies Trust Agreement is deleted in its entirety and replaced with Schedule A attached hereto. Schedule A of the CDC Nvest Trust Agreement is deleted in its entirety and replaced with Schedule A attached hereto. Schedule A of each Loomis Trust Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

     7. Change in Fees. Schedule 3.1 of the Agreements is deleted in its entirety and replaced with the Schedule 3.1 attached hereto.

     8. Miscellaneous. This First Addendum may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall together constitute one and the same instrument. All section headings in this First Addendum are solely for convenience of reference, and do not affect the meaning or interpretation of this First Addendum. This First Addendum shall have the effect of amending the Agreements but solely as to the matters set forth herein. All provisions of the Agreements not deleted, amended or otherwise modified herein shall remain in full force and effect. In the event of any inconsistency between this First Addendum and the Agreements, this First Addendum shall control.

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

CDC IXIS ASSET MANAGEMENT SERVICES,         CDC NVEST CASH MANAGEMENT
INC.                                        TRUST

By:                                         By:
       ------------------------------              ----------------------------
Name:   Christopher L. Wilson               Name:   John T. Hailer
       ------------------------------              ----------------------------
Title:  President                           Title:  President
       ------------------------------              ----------------------------

CDC NVEST FUNDS TRUST I                     LOOMIS SAYLES FUNDS I

By:                                         By:
       ------------------------------              ----------------------------
Name:   John T. Hailer                      Name:   John T. Hailer
       ------------------------------              ----------------------------
Title:  President                           Title:  Executive Vice President
       ------------------------------              ----------------------------

CDC NVEST FUNDS TRUST II                    LOOMIS SAYLES FUNDS II

By:                                         By:
       ------------------------------              ----------------------------
Name:   John T. Hailer                      Name:   John T. Hailer
       ------------------------------              ----------------------------
Title:  President                           Title:  President
       ------------------------------              ----------------------------

CDC NVEST FUNDS TRUST III

By:
       ------------------------------
Name:   John T. Hailer
       ------------------------------
Title:  President
       ------------------------------

CDC NVEST COMPANIES TRUST I

By:
       ------------------------------
Name:   John T. Hailer
       ------------------------------
Title:  President
       ------------------------------

CDC NVEST FUNDS TAX EXEMPT MONEY
MARKET TRUST

By:
       ------------------------------
Name:   John T. Hailer
       ------------------------------
Title:  President
       ------------------------------

                          Schedule A - CDC Nvest Trusts

CDC Nvest Funds Trust I
CDC Nvest International Equity Fund
CDC Nvest Large Cap Growth Fund
CDC Nvest Star Advisers Fund
CDC Nvest Star Growth Fund
CDC Nvest Star Small Cap Fund
CDC Nvest Star Value Fund
CDC Nvest Star International Fund
CGM Advisor Targeted Equity Fund
Loomis Sayles Core Plus Bond Fund
Loomis Sayles Government Securities Fund
Westpeak Capital Growth Fund

CDC Nvest Funds Trust II
Harris Associates Growth and Income Fund
Loomis Sayles Massachusetts Tax Free Income Fund

CDC Nvest Funds Trust III
Harris Associates Focused Value Fund

CDC Nvest Cash Management Trust
CDC Nvest Cash Management Trust - Money Market Series

CDC Nvest Tax Exempt Money Market Trust

     All Portfolios within the CDC Nvest Trusts are Load Funds for purposes of
Schedule 3.1 Fees.

                          Schedule A - Companies Trust

CDC Nvest Companies Trust I
AEW Real Estate Fund

     All Portfolios within Companies Trust are Load Funds for purposes of
Schedule 3.1 Fees.

                           Schedule A - Loomis Trusts

Loomis Sayles Funds I
Loomis Sayles Benchmark Core Fund (3)
Loomis Sayles Bond Fund (2)
Loomis Sayles Core Plus Fixed Income Fund (3)
Loomis Sayles Fixed Income Fund (3)
Loomis Sayles Global Bond Fund (2)
Loomis Sayles Institutional High Income Fund  (3)
Loomis Sayles Intermediate Duration Fixed Income Fund (3)
Loomis Sayles Investment Grade Fixed Income Fund (3)
Loomis Sayles Mid Cap Growth Fund (3)
Loomis Sayles Small Cap Value Fund (2)
Loomis Sayles Small Company Growth Fund (3)
Loomis Sayles US Government Securities Fund (3)

Loomis Sayles Funds II*
Loomis Sayles Aggressive Growth Fund (2)
Loomis Sayles Growth Fund (1)
Loomis Sayles High Income Fund (1)
Loomis Sayles International Equity Fund (1)
Loomis Sayles Investment Grade Bond Fund** (1)
Loomis Sayles Limited Term US Government Fund (1)

Loomis Sayles Municipal Income Fund (1)
Loomis Sayles Research Fund (1)
Loomis Sayles Small Cap Growth Fund (2)
Loomis Sayles Strategic Income Fund (1)
Loomis Sayles Tax-Managed Equity Fund (2)
Loomis Sayles Value Fund (2)
Loomis Sayles Worldwide Fund (2)

     (1) Load Funds for purposes of Schedule 3.1 Fees.
     (2) No-Load Funds for purposes of Schedule 3.1 Fees.
     (3) Institutional Funds for purposes of Schedule 3.1 Fees.

* Addendum and Agreement do not include Loomis Sayles Managed Bond because fund has only Class J shares.
**   Addendum and Agreement do not include Class J shares of this Fund.

                                  SCHEDULE 3.1
                                      FEES

                         Dated as of September 12, 2003
                 Account Service Fees through December 31, 2003

-------------------------------------------------------------------------------
     LOAD FUNDS (Classes A, B and C)
     Each Portfolio/Class

     Equity Funds -- subject to the greater of the basis point fee listed below or the minimum aggregate fee for all load equity funds of $_________

        Average Daily Net Assets*                  Fee
        up to $____                                0.____%
        between $____ and $____                    0.____%
        in excess of $____                         0.____%

     Fixed Income Funds -- subject to the greater of the basis point fee listed below or the minimum aggregate fee for all fixed income funds of $________

        Average Daily Net Assets*                  Fee
        up to $____                                0.____%
        between $____ and $____                    0.____%
        in excess of $____                         0.____%

     Money Market Funds -- subject to the greater of the basis point fee listed below or the minimum aggregate fee for all money market funds of $________

        Average Daily Net Assets*                  Fee
        up to $____                                0.____%
        between $____ and $____                    0.____%
        in excess of $____                         0.____%

     NO-LOAD FUNDS; LOAD FUNDS CLASS Y

     No Load Retail Funds; Load Funds Class Y - subject to the greater of the basis point fee listed below or the minimum aggregate fee for all retail no-load funds and load funds class Y of $________

        0.____% of Average Daily Net Assets*

     INSTITUTIONAL FUNDS

     Institutional Funds - subject to the greater of the basis point fee listed below or the minimum aggregate fee for all institutional funds of $________

        0.____% of Average Daily Net Assets*

--------------------------------------------------------------------------------
Fees are billable on a monthly basis for the average daily net assets during each month. Account service fees are the higher of the basis point fees or the portfolio/class minimum.
--------------------------------------------------------------------------------

Monthly Minimums

--------------------------------------------------------------------------------
Each Portfolio/Class

       Equity Funds (Classes A, B and C)                           $____
       Fixed Income Funds (Classes A, B and C)                     $____
       Money Market Funds (Classes A, B and C)                     $____
       No Load Retail Funds; Load Funds Class Y                    $____
       Institutional Funds                                         $____
--------------------------------------------------------------------------------
*For purposes of calculating average daily net assets each month, all funds offered by CDC IXIS Asset Management Distributors, L.P. for which there are exchange privileges among the funds are included by fund type (e.g., Equity, Fixed Income, Money Market) and sales channel (e.g. Load, No-Load (which includes Class Y) and Institutional, as identified on Schedule A. However, the net assets subject to the monthly portfolio/class minimum shown above are excluded from the net assets subject to the basis point fee. As of the date hereof, Funds offered by CDC IXIS Asset Management Distributors, L.P. consists of all series within the CDC Nvest Funds Trust I, CDC Nvest Funds Trust II, CDC Nvest Funds Trust III, CDC Nvest Cash Management Trust, CDC Nvest Tax Exempt Money Market Trust, CDC Nvest Companies Trust I, Loomis Sayles Funds I, and Loomis Sayles Funds II (except for Loomis Sayles Managed Bond Fund).

--------------------------------------------------------------------------------
IRA Custodial Fees

       Annual Maintenance (payable by shareholders)             $15.00/Account

--------------------------------------------------------------------------------
Small Account Fees

       Annual Fee for below minimum accounts
         (payable by shareholders)                              $20.00/Account

--------------------------------------------------------------------------------

Out of Pocket Expenses

Out-of-pocket expenses include, but are not limited to, confirmation statements, investor statements, postage, audio response, telephone, telecommunication and line charges, equipment (including imaging equipment and support), record storage, records retention, transcripts, microfilm, microfiche, disaster recovery capabilities, checks, forms (including year end forms), wire fees, mailing and tabulating proxies, sub-transfer agency fees including omnibus account fees and networking fees, costs associated with certain specialty products, systems, or services, as applicable (such as retirement plan recordkeeping, "Investor," "Voice," "FAN," and "Vision", electronic statements and electronic delivery initiatives), system conversion costs, and any other expenses incurred at the specific direction of the Fund.

Subject to each party's right to terminate this Agreement pursuant to Section 13 hereof, the Transfer Agent and the Fund agree that the fees set forth in this
Schedule 3.1 shall remain in effect until December 31, 2003. Upon the expiration of such period, the Transfer Agent and the Fund hereby agree to negotiate in good faith such changes to this Schedule as they may deem necessary.

CDC NVEST FUNDS TRUST I                     CDC IXIS Asset Management
CDC NVEST FUNDS TRUST II                      Services, Inc.
CDC NVEST FUNDS TRUST III
CDC NVEST CASH MANAGEMENT
    TRUST
CDC NVEST TAX EXEMPT MONEY
    MARKET TRUST
CDC NVEST COMPANIES TRUST I
LOOMIS SAYLES FUNDS II

BY:                                         BY:
   ------------------------------              --------------------------------
   John T. Hailer, President                   Christopher L. Wilson, President

LOOMIS SAYLES FUNDS I

BY:
   -----------------------------------------
   John T. Hailer, Executive Vice President